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                                                                    Exhibit 10.1
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                       EMPLOYMENT TERMINATION AGREEMENT
                       --------------------------------

          THIS EMPLOYMENT TERMINATION AGREEMENT ("Agreement") dated as of April 1, 2002, is made by and between eDiets.com, Inc., a Florida corporation (the "Company"), and Carlos Lopez-Ona ("Executive") (collectively, the "Parties").

                                  WITNESSETH:

          WHEREAS, Executive held the position of Executive Vice President pursuant to the Employment Agreement executed by the Parties on October 19, 2001 (the "Employment Agreement," a true copy of which is attached hereto as Exhibit "A"); and

          WHEREAS, the Parties have agreed to terminate Executive's employment relationship with the Company in accordance with the terms and conditions hereinafter set forth;

          NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt of which are hereby acknowledged, the Parties do hereby agree as follows:

          1. In accordance with the Parties' mutual desire to terminate their employment relationship, Executive's employment with the Company is hereby terminated effective April 1, 2002 (the "Termination Date"). As such, the Employment Agreement shall terminate and be of no further force or effect following the Termination Date; provided that, notwithstanding the foregoing, and as further discussed below, Executive hereby agrees to continue to be bound by the provisions of Paragraphs 6, 7, 8 and 9 of the Employment Agreement as set forth therein.

          2. In consideration of Executive accepting cancellation of the Employment Agreement and to resign his position as Executive Vice President and as an employee, the Company agrees to pay Executive a lump sum severance payment equal to Seventy-Five Thousand Dollars ($75,000.00), payable within five (5) days following the date hereof. Together with the foregoing payment, the Company will also pay Executive $5,230.77, representing his earned and unpaid salary and accrued but unused vacation pay through the Termination Date. As the payments hereunder are being made as a settlement, the Company shall not withhold from any amounts payable hereunder.

          3. The Company shall pay Executive $4,080.00, representing the cost of one year of COBRA coverage, payable at the same time as the payment in Paragraph 2 above.

          4. Executive hereby waives any and all rights to serve on the Company's Board of Directors under the Agreement and Plan of Merger, dated as of October 1, 2001 among the Company, Dietsmart Acquisition Corp., David R. Humble, Dietsmart, Inc., Tamara L. Totah, Executive and Andrew Smith. Executive does not waive any other rights under the foregoing agreement or other shareholder agreements.

          5. As of the date hereof, any and all of Executive's rights to receive or exercise any stock options that may have been granted or vested pursuant to the Employment Agreement or any other stock option plan of the Company shall immediately cease and terminate and Executive shall not be eligible for any future awards under the Company's stock option plan.
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          6.  Executive agrees that as of the date of this Agreement, the
Executive relinquishes all power as an agent of the Company, acknowledges that he cannot bind the Company in any agreement, contract or promise, and agrees not to represent that he has such powers to third parties without express written consent of the Company.

          7. Executive on behalf of himself and his descendants, ancestors, dependents, heirs, executors, administrators, assigns and successors agrees and does by this Agreement irrevocably and unconditionally release and promise not to sue the Company and its parent corporation, as well as their subsidiaries, affiliates, current or former agents, officers, directors, executives, successors and assigns, from or concerning any and all claims, charges, causes of action or other liabilities (hereafter collectively referred to as "claims"), whether in contract or tort, known or unknown, arising out of or relating in any way to the Executive's employment or termination of employment with the Company, including, but not limited to, claims for wrongful discharge, wages and benefits, breach of contract, alleged discrimination under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act, age discrimination under state or local law or the Age Discrimination in Employment Act (ADEA), and any other claims under federal, state, or local law. Executive also agrees that he will not in the future participate in any lawsuit, action, charge or claim related to his employment with the Company. This release is for any relief, no matter how denominated, including but not limited to back-pay, front pay, severance pay, compensatory damages, punitive damages, attorneys' fees and costs actually incurred, or damages from pain and suffering and for all claims for all benefits, including but not limited to stock options and other stock benefits. The foregoing release shall not be effective if the Company fails to perform its obligations hereunder.

          8. The Company agrees and does by this Agreement irrevocably and unconditionally release and promise not to sue Executive and his descendants, ancestors, dependents, heirs, executors, administrators, assigns and successors, from or concerning any and all claims, charges, causes of action or other liabilities (hereafter collectively referred to as "claims"), whether in contract or tort, known or unknown, arising out of or relating in any way to the Executive's employment or termination of employment with the Company. This release is for any relief, no matter how denominated, including but not limited to compensatory damages, punitive damages, attorneys' fees and costs actually incurred, or damages from pain and suffering and for all claims for all benefits, including but not limited to stock options and other stock benefits. The foregoing release shall not be effective if Executive fails to perform its obligations hereunder.

          9. Executive warrants and represents that Executive has not assigned or transferred to any person not a party to this Agreement any released claim or portion thereof and the Executive shall defend, indemnify and hold harmless the Company from any claim including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

          10. Executive hereby reaffirms his duties and responsibilities and agrees to be bound by Paragraphs 6, 7, 8 and 9 of the Employment Agreement. These provisions in the Employment Agreement govern: i) the disclosure and assignment of discoveries; ii)

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confidentiality; iii) non-competition; and iv) the corresponding remedies available to the Company in the event of a breach of Paragraphs 6, 7 and 8.

          11. In addition to any agreements Executive has signed with the Company concerning trade secrets, secrecy, security, new products, ideas, inventions and confidential information and data, which agreements will remain in full force and effect, Executive shall return to the Company by the end the Termination Date and not take, copy, use, or distribute in any form or manner documents or information which the Company deems proprietary, including, but not limited to, lists of customers or potential customers, financial information, business and strategic plans, software programs and codes, access codes, and other similar confidential information or materials.

          12. Executive represents that he is not in possession, custody, or control of any materials containing or encompassing trade secrets or confidential information relating to the Company.

          13. Executive represents that he has not communicated or delivered any trade secret or confidential information to any non-Company personnel.

          14. The Company hereby acknowledges that Executive owns the computer and one of the laser printers used by Executive in the Company's New York offices, and that, subject to Paragraph 11 hereof, Executive is permitted to remove such computer, printer and other personal possessions owned by Executive from the Company's New York office.

          15. Executive agrees not to disclose the terms of this Agreement or the statements made during the negotiation of this Agreement to anyone except his attorney, financial advisor, his immediate family, a court of competent jurisdiction or a state or federal governmental agency. Executive shall inform his attorney, financial advisor, and his immediate family of his obligation of confidentiality under this paragraph. Executive shall notify the Company immediately upon receipt of a court order or subpoena or other governmental request for information, so that the Company shall have the opportunity to intervene and assert what rights it may have prior to the compliance with the order, request or subpoena.

          Executive agrees to inform such persons to whom disclosure is permitted by this Agreement that the terms of this Agreement and statements made during the negotiation of it shall not be disclosed by them. Executive agrees that if any inquiry is made concerning his termination, by persons other than his attorney, financial advisor or immediate family, Executive, his attorney, financial advisor, and immediate family shall respond by indicating only Executive's date of hire and date of termination.

          16. The Company agrees to keep the terms and existence of this Agreement confidential and to disclose it only to those individuals who have a need to know for business reasons or as otherwise required by law.

          17. In response to requests for information from prospective employers, the Company will state only Executive's dates of employment, position and, upon Executive's written authorization, the Company will confirm salary information.

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          18.  Executive agrees to cooperate fully with the Company through the
Termination Date and thereafter on reasonable prior notice and at the Company's sole cost and expense on all matters relating to his employment and the conduct of the Company's business, including any litigation, claim or suit in which the Company reasonably deems that the Executive's cooperation is needed.

          19. The Company and Executive each further agree that they shall not make any statement or criticism, nor take any action which is adverse to the interests of or that would cause the other embarrassment or humiliation or otherwise cause or contribute to such parties being held in disrepute.

          20. The Company and Executive each agree to indemnify and hold harmless the other Party, its affiliates, subsidiaries, current or former agents, officers, directors, executives, successors and assigns against any and all losses, costs, damages, or expenses, including, without limitation, attorneys' fees incurred by the indemnified party arising out of breach by the indemnified party of this Agreement.

          21. This Employment Termination Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida. Any dispute arising out of the terms of conditions of this Agreement or the breach thereof shall be brought in Miami-Dade County, Florida.

          22. It is understood and agreed that this Agreement is not to be construed as an admission on the part of the Company or Executive regarding any of the facts or circumstances of the Executive's employment or termination of employment or regarding any violation of its policies, procedures, or federal, state or local laws or regulations.

          23. If any term, provision or portion of any provision of this Agreement is held unenforceable for any reason, it shall be deemed severed from this Agreement, and the remainder of this Agreement shall continue to be in force in its entirety.

          24. The Parties hereby acknowledge that this Agreement is the entire agreement between the Parties with respect to the subject matter hereof and except as expressly set forth herein, supersedes any prior agreement, written or oral, express or implied between the Parties with respect to the subject matter hereof. This Agreement may only be modified in writing, signed by both Parties.

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          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written.

                                    eDiets.com, Inc.

                                    By:    /s/ David R. Humble
                                           -------------------
                                    Name:  David R. Humble
                                    Title: Chief Executive Officer

     ACKNOWLEDGMENT:

          I have read and understand the provisions of this Agreement, have had an opportunity to consult with an attorney, and have knowingly and voluntarily executed this Agreement as indicated by my signature below, without fraud, duress or undue influence.


                                    /s/ Carlos Lopez-Ona
                                    --------------------
                                    Carlos Lopez-Ona
                                    Date:  March 29, 2002

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